CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Navitone Technologies, Inc. (the "Company") on Form 10-QSB for the three month period ended March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael Zuliani, acting in the capacity as the Chief Executive Officer and I, Jerrold A. Wish, acting as the Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Michael Zuliani

Michael Zuliani
Chief Executive Officer
May 15, 2006

/s/ Jerrold A. Wish

Jerrold A. Wish
Chief Financial Officer
May 15, 2006